Exhibit 10.2

AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of January 14, 2010 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of September 23, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among DURATEK, INC., a Delaware corporation (“Duratek”), the other Loan Parties from time to time signatory thereto, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents and Lenders from time to time party thereto.

WHEREAS, Duratek has requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement to effect the changes described below; and

WHEREAS, Section 11.12 of the Credit Agreement permits the Credit Agreement to be amended from time to time.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Amendments

The Credit Agreement is hereby amended, as of the First Amendment Effective Date (as defined below), as follows:

(a)                                  The following definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:

“EnergySolutions Amendment No. 1” shall mean the certain amendment to the EnergySolutions Credit Agreement dated as of January 14, 2010.

“OID” shall mean any discount to a loan or a commitment for a revolving or letter of credit facility made applicable upon the issuance thereof.

“Zion Incremental Facility” shall mean the incremental facility established pursuant to Section 2.15(a)(iv) of the EnergySolutions Credit Agreement.

“Reclamation L/C Facility Commitments” shall mean the commitments established pursuant to Section 2.15(a)(iii) of the EnergySolutions Credit Agreement.

(b)                                 The definition of “First Lien Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended by replacing the word “Indebtedness” with the phrase “Indebtedness for Money Borrowed”.

(c)                                  The definition of “Indebtedness for Money Borrowed” in Section 1.1 of the Credit Agreement shall be amended by adding the following immediately before the period at the end of the first sentence thereof: “; provided further that to the extent that (i) the lenders under any Zion Credit Support Obligation, Zion Incremental Facility or Reclamation L/C Facility Commitments shall fund the amount of their commitments therefor prior to the use thereof for the purposes set forth in clause (iii) of this definition (the “Pre-Funded Amounts”), (ii) without limiting the uses of the Pre-Funded Amounts set forth in clause (iii) below, the Pre-Funded Amounts may not be accessed by any Loan Party or any of its Affiliates and may only be accessed by the Administrative Agent or relevant issuer of the letters of credit, performance or fidelity bonds or similar obligations issued pursuant thereto and (iii) the Pre-Funded Amounts may solely be used to reimburse the applicable issuing bank or the issuer of such letters of credit, performance or fidelity bonds or similar obligations for any unreimbursed disbursements in connection with a drawing under a letter of credit, performance or fidelity bond or similar obligation issued pursuant thereto, the Pre-Funded Amounts shall not, prior to any use specified in clause (iii) above, be included in the calculation of Indebtedness for Money Borrowed (but shall be so included upon and following such use until reimbursed by Borrower)”

(d)                                 Clause (q) of the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “to secure obligations of EnergySolutions and Parent to Exelon and its permitted assigns in connection with the agreement referred to in clause (g) of the definition of Zion Agreements” immediately after the word “ZionSolutions”.

(e)                                  The definition of “Zion Credit Support Obligation” in Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase “$50,000,000” with the phrase “$200,000,000”.

(f)                                    The definition of “Zion Incremental Facility Commitment Cap” in Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase “$50,000,000” with the phrase “$200,000,000”.

(g)                                 Section 7.1(s) of the Credit Agreement is hereby deleted and replaced with the following:

on or after the Third Amended and Restated Credit Agreement Effective Date, Indebtedness outstanding pursuant to the Zion Credit Support Obligation and the Zion Incremental Facility in an aggregate amount not to exceed $200,000,000; provided that any such Indebtedness incurred pursuant to this Section 7.1(s) is incurred solely to support the obligations of EnergySolutions and Parent under the agreement referenced in clause (n) of the definition of Zion Agreements; and

2.                                      Representations and Warranties.  Duratek represents and warrants to the Lenders as of the date hereof that:

(a)                                  The execution and delivery of this Amendment by Duratek has been duly authorized;

(b)                                 Neither the execution or delivery by Duratek of this Amendment, nor compliance by it with the terms and provisions hereof will, (i) violate any Applicable Law respecting EnergySolutions, Parent or their Subsidiaries or (ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation or bylaws, operating agreement or the partnership agreement, as the case may be, as such documents are amended, of EnergySolutions, of Parent or of any of their Subsidiaries, or under any material indenture, agreement, or other instrument, to which EnergySolutions, Parent or any of their Subsidiaries is a party or by which any of them or their respective properties may be bound;

(c)                                  Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date; and

(d)                                 At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.                                      Conditions to Effectiveness.  This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied or waived:

(a)                                  The Administrative Agent (or its counsel) shall have received:

(1)                                  from Lenders constituting the Majority Lenders and each of the other parties hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or “.PDF” of a signed signature page of this Amendment) that such party has consented in writing to amend the Credit Agreement pursuant to this Amendment;

(2)                                  from Lenders constituting the Majority Lenders party to the EnergySolutions Credit Agreement and each of the other parties thereto either (i) a counterpart of EnergySolutions Amendment No. 1 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or “.PDF” of a signed signature page of EnergySolutions Amendment No. 1) that such party has consented in writing to amend the Credit Agreement pursuant to EnergySolutions Amendment No. 1;

(b)                                 All corporate and other proceedings, if any, taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel;

(c)                                  The Administrative Agent shall have received all reasonable costs, fees, expenses and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) required to be reimbursed or paid by EnergySolutions, and for which invoices have been presented to EnergySolutions on or prior to the business day prior to the First Amendment Effective Date;

(d)                                 All representations and warranties set forth in Section 2 hereof shall be true and correct as of such date;

(e)                                  The Administrative Agent shall have received for the account of each Lender who executes and delivers to the Administrative Agent this Amendment prior to 12:00 noon Eastern Standard Time on January 13, 2010 an amendment fee equal to 0.25% of the aggregate principal amount of Loans under the Credit Agreement held by such Lender.

4.                                      Reference to the Effect on the Loan Documents

(a)                                  As of the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)                                 Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Duratek or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)                                 This Amendment is a Loan Document.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.                                      Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.                                      Severability.  The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

8.                                      Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

9.                                      Affirmations.

(a)                                  Duratek (i) expressly acknowledges the terms of the Credit Agreement, as amended by this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents (including but not limited to security documents and guarantees) executed by it and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

(b)                                 Duratek hereby reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) the Lien on the Collateral securing payment of the Obligations pursuant to the Security Documents.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DURATEK, INC., a Delaware corporation

By:	/s/ Richard Tooze
	Name:	Richard Tooze
	Title:	Senior Vice President and Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ Anthony V. Pantina
	Name:	Anthony V. Pantina
	Title:	VP/Director

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